FOR IMMEDIATE RELEASE

CONTACT:

MEDIA:	ANALYSTS:
Jennifer Martinez, 312/822-5167	James Anderson, 312/822-7757
Sarah Pang, 312/822-6394	Derek Smith, 312/822-6612
David Adams, 312/822-2183
CNA FINANCIAL ANNOUNCES FIRST QUARTER 2014 RESULTS

•	NET OPERATING INCOME OF $190 MILLION

•	3.8 POINT IMPROVEMENT IN P&C COMBINED RATIO, EXCLUDING CATS AND DEVELOPMENT

•	OPERATING ROE OF 6.3%

•	QUARTERLY DIVIDEND OF $0.25 PER SHARE

•	DISCONTINUED OPERATIONS IMPAIRMENT LOSS ON CAC SALE OF $214 MILLION
CHICAGO, April 28, 2014 --- CNA Financial Corporation (NYSE: CNA) today announced first quarter 2014 results, which included net operating income of $190 million, or $0.70 per share, and net income of $13 million, or $0.05 per share. Property & Casualty Operations' combined ratio for the first quarter was 101.6%, or 97.2% excluding catastrophes and development.
CNA Financial also declared a quarterly dividend of $0.25 per share, payable May 28, 2014 to stockholders of record on May 12, 2014.

	Results for the Three Months Ended March 31 (a)
($ millions, except per share data)	2014	2013
Net operating income	$190	$225
(Loss) income from discontinued operations, net of tax	(207)	9
Net income	13	250

Net operating income per diluted share	$0.70	$0.83
Net income per diluted share	0.05	0.93

	March 31, 2014	December 31, 2013
Book value per share	$46.61	$46.91
Book value per share excluding AOCI	44.05	45.26

(a)
Management utilizes the net operating income financial measure to monitor the Company's operations. Please refer to Note O in the Consolidated Financial Statements within CNA's Annual Report on Form 10-K for the year ended December 31, 2013 for further discussion of this measure.

Property & Casualty Operations' net operating income was $219 million for the first quarter of 2014 as compared with $257 million in the prior year quarter. This decrease was due to lower net investment income, higher catastrophe losses and lower favorable net prior year development. After-tax catastrophe losses were $48 million for the three months ended March 31, 2014, primarily due to U.S. winter weather-related events, as compared with $25 million for the same period in 2013. These unfavorable items were partially offset by improved non-catastrophe current accident year underwriting results.
After-tax net investment income decreased to $371 million for the first quarter of 2014 as compared with $405 million in the prior year quarter. The decrease was driven by lower, but still solid, limited partnership investment income.
Sale of Continental Assurance Company (CAC)
On February 10, 2014, the Company entered into a definitive agreement to sell the majority of its run-off annuity and pension deposit business, through the sale of the common stock of CAC. The business being sold, which was previously reported within the Life & Group Non-Core segment, is now reported as discontinued operations. In connection with the pending sale, the Company recorded an estimated after-tax impairment loss of $214 million, which is reflected in (Loss) income from discontinued operations.
Property & Casualty Operations
"We continued to make steady improvements in our core businesses in the first quarter," said Thomas F. Motamed, Chairman and Chief Executive Officer of CNA Financial Corporation. "We remain focused on the disciplined execution of our business strategy and are confident in our ultimate success."

	Results for the Three Months Ended March 31
($ millions)	2014	2013
Net written premiums	$1,767	$1,776
NWP Growth (% year over year)	(1)%	10%
Net operating income	$219	$257

Loss ratio excluding catastrophes and development	63.9%	67.0%
Effect of catastrophe impacts	4.5	2.4
Effect of development-related items	(0.1)	(1.9)
Loss ratio	68.3%	67.5%

Combined ratio	101.6%	101.5%
Combined ratio excluding catastrophes and development	97.2%	101.0%

Business Operating Highlights
CNA Specialty

	Results for the Three Months Ended March 31
($ millions)	2014	2013
Net written premiums	$796	$803
NWP Growth (% year over year)	(1)%	5%
Net operating income	$134	$140

Loss ratio excluding catastrophes and development	63.7%	67.0%
Effect of catastrophe impacts	1.4	0.2
Effect of development-related items	(0.9)	(2.9)
Loss ratio	64.2%	64.3%

Combined ratio	94.4%	95.0%
Combined ratio excluding catastrophes and development	93.9%	97.7%

•
Net written premiums for CNA Specialty for the three months ended March 31, 2014 were consistent with the same period in 2013. Average rate increased 4% for the three months ended March 31, 2014, as compared with an increase of 7% for the three months ended March 31, 2013, for the policies that renewed in each period. Retention of 85% and 86% was achieved in each respective period.

•
Net operating income decreased $6 million for the three months ended March 31, 2014 as compared with the same period in 2013. This decrease was primarily due to lower net investment income, partially offset by improved underwriting results.

•
The combined ratio improved 0.6 points for the three months ended March 31, 2014 as compared with the same period in 2013. The expense ratio decreased 0.4 points for the three months ended March 31, 2014 as compared with the same period in 2013, driven by a higher net earned premium base. The loss ratio improved 0.1 points, due to an improved non-catastrophe current accident year loss ratio, substantially offset by lower favorable net prior year development and higher catastrophe losses. Catastrophe losses were $11 million for the first quarter of 2014 as compared with $1 million for the prior year quarter.

CNA Commercial

	Results for the Three Months Ended March 31
($ millions)	2014	2013
Net written premiums	$899	$918
NWP Growth (% year over year)	(2)%	9%
Net operating income	$78	$125

Loss ratio excluding catastrophes and development	66.9%	68.6%
Effect of catastrophe impacts	7.5	4.6
Effect of development-related items	1.1	(1.5)
Loss ratio	75.5%	71.7%

Combined ratio	109.8%	106.8%
Combined ratio excluding catastrophes and development	101.2%	103.7%

•
Net written premiums for CNA Commercial decreased $19 million for the three months ended March 31, 2014 as compared with the same period in 2013, primarily driven by previous underwriting actions taken in certain business classes. These underwriting actions were partially offset by continued strong rate increases. Average rate increased 6% for the three months ended March 31, 2014, as compared with an increase of 9% for the three months ended March 31, 2013 for the policies that renewed in each period. Retention of 75% and 78% was achieved in each respective period.

•
Net operating income decreased $47 million for the three months ended March 31, 2014 as compared with the same period in 2013. This decrease was due to lower net investment income, higher catastrophe losses and lower favorable net prior year development. These unfavorable items were partially offset by improved non-catastrophe current accident year underwriting results.

•
The combined ratio increased 3.0 points for the three months ended March 31, 2014 as compared with the same period in 2013. The loss ratio increased 3.8 points, primarily due to the impacts of higher catastrophe losses and lower favorable net prior year development, partially offset by an improved non-catastrophe current accident year loss ratio. Catastrophe losses were $60 million for the first quarter of 2014 as compared with $38 million for the prior year quarter. The expense ratio decreased 1.0 point for the first quarter of 2014 as compared with the prior year quarter, primarily due to lower underwriting expenses.

Hardy

	Results for the Three Months Ended March 31
($ millions)	2014	2013
Net written premiums	$72	$55
NWP growth (% year over year)	31%
Net operating income (loss)	$7	$(8)

Loss ratio excluding catastrophes and development	40.3%	47.3%
Effect of catastrophe impacts	3.2	—
Effect of development-related items	(4.7)	1.4
Loss ratio	38.8%	48.7%

Combined ratio	87.1%	105.5%
Combined ratio excluding catastrophes and development	88.6%	104.1%

•
Net written premiums for Hardy increased $17 million for the three months ended March 31, 2014 as compared with the same period in 2013, helped by reduced reinsurance cost as well as modest organic business growth. Average rate decreased 3% for the three months ended March 31, 2014, as compared with an increase of 1% for the three months ended March 31, 2013 for the policies that renewed in the period. Retention of 77% and 71% was achieved in each respective period.

•	Net operating income increased $15 million for the three months ended March 31, 2014 as compared with the same period in 2013, due to improved underwriting results.

•
The combined ratio improved 18.4 points for the three months ended March 31, 2014 as compared with the same period in 2013. The loss ratio improved 9.9 points, due to the favorable impact of development-related items, including commutations, and an improved current accident year loss ratio. The expense ratio improved 8.5 points, primarily due to a higher net earned premium base, despite the unfavorable effect from certain legal and severance expenses.

Life & Group Non-Core

	Results for the Three Months Ended March 31
($ millions)	2014	2013
Operating revenues	$315	$306
Total claims, benefits and expenses	347	338
Net operating loss	(2)	(6)

•
Net operating loss decreased $4 million for the first quarter of 2014 as compared to the prior year quarter, primarily driven by higher net investment income due to a higher invested asset base. Our long term care business was favorably affected by rate increase actions in the current period, while morbidity was less favorable and persistency unfavorable.

Corporate & Other Non-Core

	Results for the Three Months Ended March 31
($ millions)	2014	2013
Operating revenues	$6	$10
Total claims, benefits and expenses	47	49
Net operating loss	(27)	(26)

•	Results in 2014 included modestly higher interest expense from a new debt issuance in February 2014, in advance of the December 2014 maturity of our existing debt.

Net Operating Income (Loss)

	Results for the Three Months Ended March 31
($ millions)	2014	2013
CNA Specialty	$134	$140
CNA Commercial	78	125
Hardy	7	(8)
Total P&C Operations	219	257
Life & Group Non-Core	(2)	(6)
Corporate & Other Non-Core	(27)	(26)
Total	$190	$225
Net Income (Loss)

	Results for the Three Months Ended March 31
($ millions)	2014	2013
CNA Specialty	$142	$142
CNA Commercial	86	128
Hardy	7	(7)
Total P&C Operations	235	263
Life & Group Non-Core	8	—
Corporate & Other Non-Core	(23)	(22)
Discontinued Operations	(207)	9
Total	$13	$250
Property & Casualty Operations Gross Written Premiums

	Results for the Three Months Ended March 31
($ millions)	2014	2013
CNA Specialty	$1,447	$1,317
CNA Commercial	925	960
Hardy	122	107
Total P&C Operations	$2,494	$2,384
Property & Casualty Operations Net Written Premiums

	Results for the Three Months Ended March 31
($ millions)	2014	2013
CNA Specialty	$796	$803
CNA Commercial	899	918
Hardy	72	55
Total P&C Operations	$1,767	$1,776

About the Company
Serving businesses and professionals since 1897, CNA is the country's eighth largest commercial insurance writer and the 13th largest property and casualty company.  CNA's insurance products include standard commercial lines, specialty lines, surety, marine and other property and casualty coverages.  CNA's services include risk management, information services, underwriting, risk control and claims administration.  For more information, please visit CNA at www.cna.com. “CNA” is a service mark registered by CNA Financial Corporation with the United States Patent and Trademark Office. Certain CNA Financial Corporation subsidiaries use the “CNA” service mark in connection with insurance underwriting and claims activities.
Conference Call and Webcast/Presentation Information
A conference call for investors and the professional investment community will be held at 10:00 a.m. (ET) today. On the conference call will be Thomas F. Motamed, Chairman and Chief Executive Officer of CNA Financial Corporation, and other members of senior management. Participants can access the call by dialing (888) 329-8877, or for international callers, (719) 325-2472. The call will also be broadcast live on the internet at http://investor.cna.com or you may go to the investor relations pages of the CNA website (www.cna.com) for further details. A presentation will be posted and available on the CNA website and will provide additional insight into the results.
The call is available to the media, but questions will be restricted to investors and the professional investment community. A taped replay of the call will be available through May 5, 2014 by dialing (888) 203-1112, or for international callers, (719) 457-0820. The replay passcode is 9393093. The replay will also be available on CNA's website. Financial supplement information related to the results is available on the investor relations pages of the CNA website or by contacting David Adams at (312) 822-2183.
Definition of Reported Segments
CNA Specialty provides professional and management liability, surety and other property and casualty coverages and services, which include warranty and service contracts. Specialty products are sold both domestically and abroad, through brokers, independent agencies and managing general underwriters.
CNA Commercial works with an independent agency distribution system and brokers to market a broad range of property and casualty insurance products and services to small, middle-market and large businesses and organizations domestically and abroad.
Hardy, through Lloyd's Syndicate 382, underwrites primarily short-tail exposures in marine and aviation, non-marine property, specialty lines and property treaty reinsurance.
Life & Group Non-Core primarily includes the results of the life and group lines of business that are in run-off. Net earned premiums relate to the individual and group long term care businesses. On February 10, 2014, the Company entered into a definitive agreement to sell the majority of its run-off annuity and pension deposit business through the sale of the common stock of CAC. The business being sold, which was previously reported within the Life & Group Non-Core segment, is now reported as discontinued operations.
Corporate & Other Non-Core primarily includes certain corporate expenses, including interest on corporate debt, and the results of certain property and casualty business in run-off, including CNA Re and asbestos and environmental pollution.
Financial Measures
In the evaluation of the results of CNA Specialty, CNA Commercial and Hardy, management utilizes the loss ratio, the expense ratio, the dividend ratio and the combined ratio. These ratios are calculated using financial results prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The loss ratio is the percentage of net incurred claim and claim adjustment expenses to net earned premiums. The expense ratio is the percentage of insurance underwriting and acquisition expenses, including the amortization of deferred acquisition costs, to net earned premiums. The dividend ratio is the ratio of policyholders' dividends incurred to net earned premiums. The combined ratio is the sum of the loss, expense and dividend ratios.
This press release may also reference or contain financial measures that are not in accordance with GAAP.  For reconciliations of non-GAAP measures to the most comparable GAAP measures, please refer herein and/or to CNA's most recent 10-K on file with the Securities and Exchange Commission, as well as the financial supplement, available at www.cna.com.
Forward-Looking Statement
This press release may include statements which relate to anticipated future events (forward-looking statements) rather than actual present conditions or historical events.  These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes”, “expects”, “intends”, “anticipates”, “estimates” and similar expressions.  Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected.  Many of these risks and uncertainties cannot be controlled by CNA. For a detailed description of these risks and uncertainties affecting CNA, please refer to CNA's most recent 10-K on file with the Securities and Exchange Commission available at www.cna.com.
Any forward-looking statements made in this press release are made by CNA as of the date of this press release.  Further, CNA does not have any obligation to update or revise any forward-looking statement contained in this press release, even if CNA's expectations or any related events, conditions or circumstances change.
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